EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

           We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-143042, 333-111381, 333-106667, 333-95711, 333-67203, 333-42829), Form S-4 (No. 333-201173), and Form S-8 (Nos. 333-199798, 333-189612, 333-185439, 333-174673, 333-165750, 333-154748, 333-150484, 333-131494, 333-123192, 333-119049, 333-108175, 333-104672, 333-101479, 333-99221, 333-91812, 333-91764, 333-81398, 333-71528, 333-71530, 333-66076, 333-66074, 333-65512, 333-59428, 333-58896, 333-57542, 333-48712, 333-48714, 333-48716, 333-44264, 333-32898, 333-93839, 333-93719, 333-79997, 333-76665, 333-76667, 333-68703, 333-52035, 333-24831, 333-00535 , 033-59153, 033-57499, and 033-54637) of Cypress Semiconductor Corporation of our report dated February 10, 2015 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of Spansion Inc., which appears in this Current Report on Form 8-K of Cypress Semiconductor Corporation dated March 12, 2015.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 24, 2015

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